SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549



                                  FORM 8-K

                               CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):   March 19, 1997
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                      BANGOR HYDRO-ELECTRIC COMPANY
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)





          Maine                       0-505               01-0024370
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 (State of Incorporation)     (Commission File No.)   (IRS Employer ID No.)





     33 State Street, Bangor, Maine                       04401
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(Address of principal executive offices)               (Zip Code)





Registrant's telephone number, including area code:   207-945-5621
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Current Report, Form 8-K                       Date of Report
Bangor Hydro-Electric Company                  March 19, 1997
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Item 5.  Other Events
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     The Company issued the following news release on March 19, 1997:


             BANGOR HYDRO SUSPENDS PAYMENT OF COMMON DIVIDENDS

Bangor, ME - The Board of Directors of Bangor Hydro-Electric Company today did not declare a quarterly dividend on the company's common stock. The Board determined that the payment of common stock dividends is being suspended as a result of current financial pressures.

Regular quarterly dividends on Bangor Hydro's various series of preferred stock were declared as follows:

     8.76% Preferred Stock ---------------------- $2.19 per share
     7% Preferred Stock ------------------------- $1.75 per share
     4.25% Preferred Stock ---------------------- $1.06 per share
     4% Preferred Stock ------------------------- $1.00 per share

Bangor Hydro cited the ongoing difficulties at the Maine Yankee nuclear generating plant as the primary reason for suspending common dividend payments. Bangor Hydro owns a 7% interest in Maine Yankee, which provides almost a quarter of the utility's power supply requirement when the plant is operating. Maine Yankee has experienced a series of problems, and is presently off-line until at least mid-summer. While the plant is out of service, Bangor Hydro must purchase replacement power at market prices, as well as continue to pay it's share of the fixed costs at Maine Yankee.

"We sincerely regret having to omit the payment of common dividends", said Robert S. Briggs, President and CEO. "But, as our stockholders know all too well, we've been dealing with challenging financial pressures for some time now. We have been making good progress, but we really needed Maine Yankee's excellent, low-cost track record to continue. Unfortunately, that's not happening right now." Bangor Hydro cited the lack of adequate earnings, the need to conserve cash and the need to manage the potential for being unable to comply with covenants in loan agreements with its lenders as the primary reasons for omitting the common dividend. The quarterly common dividend payment had previously been reduced, from $.33 to $.18, in the second quarter of 1995, and had been maintained at that level until today's decision.

Bangor Hydro has also sought an increase in its rates as part of its plan to address its financial condition. The utility has not had a rate increase in several years.

Bangor Hydro is an electric utility serving a population of about 195,000 in a service area of about 5,250 square miles in eastern and east central Maine. It is a member of the New England Power Pool, and is interconnected with other New England utilities to the south and with New Brunswick Power to the north. Bangor Hydro is listed on the NYSE under the symbol "BGR".





                                   BANGOR HYDRO-ELECTRIC COMPANY



                                   by /s/ Frederick S. Samp

                                      ---------------------------
                                      Frederick S. Samp
                                      Chief Financial Officer

Dated:  March 19, 1997